Schedule 3.1(a)
                                  Subsidiaries

Invu Plc
Invu International Holdings Limited
Invu Service Limited



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


                                                                   Schedule 3.1(c)
                                                                   Capitalization
------------------------------------------------------------------------------------------------------------------------
                                                 Authorized                                    Issued
------------------------------------------------------------------------------------------------------------------------
                                       Preferred              Common               Preferred               Common
                                         Stock                 Stock                 Stock                 Stock
                                     No par value          No par value          No par value           No par value
                                 ---------------------------------------------------------------------------------------
INVU, Inc.                             20,000,000           100,000,000                     0            30,206,896

                                                        (pound)1 Ordinary                           (pound)1 Ordinary
-------------------------------------------------------------------------------------------------------------------------

INVU Plc                                                      1,000,000                                     176,000

                                                        (pound)1 Ordinary                           (pound)1 Ordinary
-------------------------------------------------------------------------------------------------------------------------

INVU International                                               10,000                                         400
Holdings Limited
                                                        (pound)1 Ordinary                           (pound)1 Ordinary
-------------------------------------------------------------------------------------------------------------------------

INVU Services Limited                                            10,000                                           2
-------------------------------------------------------------------------------------------------------------------------
Options, Warrants, Convertible Securities



A. On August 23, 1999, the Company entered into that certain Investment Agreement (the "Initial Investment Agreement"), among the Company, David Morgan, John Agostini, and Paul O'Sullivan, on the one hand, and Alan David Goldman ("Goldman") and Vertical Investments Limited ("Vertical"), a company registered in Jersey and beneficially owned by Daniel Goldman, on the other hand, as supplemented by that certain Supplemental Agreement (the "Supplemental Agreement" and, together with the Initial Investment Agreement, the "Final Investment Agreement"), dated as of August 23, 1999, among the Company, David Morgan, John Agostini, Paul O'Sullivan and INVU Services, on the one hand, and Goldman, Vertical, and Tom Maxfield ("Maxfield", together with Goldman and Vertical, collectively, the "Investors") on the other hand. Pursuant to the terms of the Final Investment Agreement, the Investors agreed to advance certain funds to the Company in the aggregate principal amount of $1,000,000 in shares of $333,334, $333,333 and approximately $333,333 among Goldman, Vertical and Maxfield, respectively, and the Company agreed to (1) pay in full any and all amounts then outstanding pursuant to the First Financing Transaction and to terminate such Agreement, (2) cause the Lenders to transfer to Montague 425,000 shares of the Common Stock then held by Lenders pursuant to the terms of the First Financing Transaction (the "Transferred Shares"), and (3) cause Montague to transfer 225,000 of such Transferred Shares to the Investors in equal shares of 75,000 to each Investor.

         The loans being made to the Company pursuant to the terms of the Final Investment Agreement were evidenced by (1) that certain Loan Stock Instrument, dated as of August 23, 1999, executed by the Company in favor of the Investors, in the aggregate principal amount of $600,000 ("Loan Stock Instrument A"), and
(2) that certain Loan Stock Instrument, dated as of August 23, 1999, executed by the Company in favor of the Investors, in the aggregate principal amount of $400,000 ("Loan Stock Instrument B" and together with Loan Stock Instrument A, collectively, the "Loan Stock Instruments"). Until the Loan Stock Instruments are redeemed pursuant to their terms upon the occurrence of certain events described therein, the outstanding principal and accrued but unpaid interest (1) under Loan Stock Instrument A shall, at the option of the Investors, be converted into one share of the Common Stock for each $.65



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of  outstanding  principal and accrued but unpaid  interest  converted,  and (2)
under the Loan Stock Instrument B shall, at the option of Investors, be converted into one share of the Common Stock for each $.50 of outstanding principal and accrued but unpaid interest converted.



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                                 Schedule 3.1(c)

         Any amounts outstanding under Loan Stock Instrument A shall bear interest at a rate of 6% per annum, payable in semi-annual installments in arrears on January 1 and July 1 of each year accruing from day to day and calculated monthly. In addition, Loan Stock Instrument A will be automatically converted in the event that the Company is listed on the NASDAQ National Market or the Official List of the London Stock Exchange or if the Company raises additional capital of at least $4,000,000. Any amounts outstanding under Loan Stock Instrument B shall bear interest at a rate of 8% per annum for the first six months following the date thereof, 9% per annum for the following six month period, and 10% per annum thereafter. All accrued but unpaid interest on the Loan Stock shall be payable in semi-annual installments in arrears on January 1 and July 1 of each year. Loan Stock Instrument B will also be automatically converted in the event that the Company is listed on the NASDAQ National Market or the Official List of the London Stock Exchange, however, the Investors have the option of converting if the Company raises additional capital of at least $4,000,000. If Loan Stock Instrument B is not so converted, it can be redeemed at any time for a period of 12 months from August 23, 1999 at the election of the Company. If the Loan Stock Instruments are not so converted, they may be redeemed upon 30 days notice by the Company or the Investors on or after August 2002.

         Pursuant to the terms of the Investor Agreement, the Investors shall have the right to nominate one director of the Company, until the amounts outstanding under the Loan Stock Instruments are redeemed or converted. Daniel Goldman, the son of Goldman, is the nominee of the Investors.

         The obligations of the Company under the Investor Agreement and the Loan Stock Instruments have been guaranteed by INVU Services. Pursuant to the Investment Agreement, the Company covenanted with the Investors to restrict certain actions while any amounts remain outstanding under the Loan Stock Instruments without the Investors' consent, which consent may not be unreasonably withheld, including the following actions: the issuance of additional Company Common Stock, except pursuant to the exercise of outstanding warrants and options of the Company; the issuance of any new options to purchase Company Common Stock; additional borrowings by the Company; capital expenditures of the Company; paying off liabilities; granting security interests; and acquiring other entities.

B. On March 1, 2000, the Company entered into a letter agreement with David Andrews pursuant to which the Company granted Mr. Andrews an option to purchase 30,000 shares of the Common Stock in compensation for his services as a Director of the Company.



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                              Schedule 3.1(e) & (f)
                                  No Conflicts
                             Consents and Approvals

     The transactions contemplated by the Agreement and related documents requires the consent of the Investors (as defined in Schedule 3.1(c)) pursuant to the Final Investment Agreement (as defined in Schedule 3.1(c)).

     Daniel Goldman, as Investor Director for the Investors, has consented to the Company entering into the transactions contemplated by the Agreement.



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                                 Schedule 3.1(g)
                                   Litigation

     The Company has filed an application for trademark registration of its "Invu" mark in the United Kingdom. This application has been opposed by two companies. Management believes these opposition will be favorably resolved.



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                                 Schedule 3.1(h)
                             No Default or Violation

1. The Company was delinquent in timely filing the following reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended:

     (a) Quarterly Report on Form 10-QSB for the quarter ended October 31, 1998;

     (b) Annual Report on Form 10KSB for the fiscal year ended January 31, 1999;

     (c) Quarterly Report on Form 10-QSB for the quarter ended April 30, 1999;

     (d) Quarterly Report on Form 10-QSB for the quarter ended July 31, 1999.